Exhibit 99.3
Second Quarter Results and Conference Call October 29, 2008 FINAL

Forward-looking Statements Some of the statements in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they relate only to anticipated or expected events, activities, trends or results, which are inherently subject to risks, uncertainties and other factors. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. Forward- looking statements included in this presentation are made as of its date. We do not undertake any obligation to update or revise any forward-looking statement. Important risks and other factors include, but are not limited to: (1) the effects of recent disruptions in the global credit and securities markets, which have adversely impacted the banking and mortgage finance industries, resulting in tightening of credit and reductions in liquidity; (2) recent adverse changes in national and regional economic or business conditions, including employment levels and interest rates; (3) the effects of the current downturn in the homebuilding industry, including potential adverse market conditions that could result in reduced sales and closings and additional inventory or other impairments; (4) customer cancellations and consumer homebuyer sentiment; (5) competition; (6) price changes in raw materials or other components of our houses; (7) the availability of adequate sources of financing to continue to implement our business strategy; and (8) our ability to generate cash from sales of assets and other sources that supplement our existing cash resources. These and other risks and uncertainties are described in greater detail in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and subsequent Quarterly Reports on Form 10-Q.

Effectively navigating the cycle Unprecedented economic environment for homebuilding Centex sales per neighborhood now average 1.7 per month Could weaken further in December quarter Some elements of a bottom are now in place Timing and duration difficult to predict Conditions could get worse before they get better Centex actions based on current market realities Continuing to take anticipatory actions without compromising preparedness for inevitable opportunities Strong cash position, consolidated divisions, shortened land supply This cycle will "test the best, eliminate the rest"

Making the right strategic choices Cash accumulation Pattern of sequentially improving gross margins In the face of industry price pressure and declining sales Incentives and discounts trending down Strong cash position expected to continue to grow Cash preservation Reduced homebuilding and corporate SG&A by 39% YOY Land development requirements are low We intend to continue to reduce debt while preserving cash

Preparing to emerge with strength Sufficient owned and optioned lots for near-term needs Supplemented by finished lots coming on the market Opportunities to gain market share Severity of cycle is driving smaller players from the field Scale in the most attractive markets will yield benefits/higher returns

Second quarter commentary Generated positive cash flow from homebuilding operations Continued to improve balance sheet strength Improved gross margins sequentially Reduced homebuilding and corporate SG&A by 39% YOY Exited retail mortgage origination platform Successfully sold insurance agency and builders' supply businesses

Second quarter homebuilding operations Revenues down 55% to $953 million Closings down 48% to 3,797 homes Average selling price decreased 12% to $247,534 Sales (orders), down 54% Sales per neighborhood at 1.7 per month Backlog 6,953 units, down 28% $1.83 billion, down 31% Own 63,311 lots, down 31% Options on 11,866 lots, down 70% Valuation allowance on deferred tax asset now approximately $7.50 per share

East 1,059 -39% 1,118 -54% Central 1,075 -55% 1,595 -43% West 594 -67% 1,084 -47% Total 2,728 -54% 3,797 -48% Homebuilding: Second quarter sales and closings Sales % Chg Closings % Chg Unit data for the Quarter Ended September 30, 2008

Strategic choices yielding results "Build-to-order" approach increasing gross margins Home building gross margin up 730 bps in last six months Incentives and discounts down to 7.9% (half of peak levels) Dramatically reducing land spend budget Land acquisition/development now expected to be about $100 million for remainder of this fiscal year About half of lots in Land under development are finished Achieving direct construction cost reductions despite higher commodity costs in the period

Accumulating and preserving cash Cash balance of $1.30 billion at Sept. 30, up $64 million from June 30 Expecting balance to be higher on 3/31/09 Paid off $150 million of maturing senior notes in the quarter Lowering interest expense Overhead costs will continue to come down

Financial Services Wind down of retail mortgage business virtually complete Incurred $26 million in related expenses, in line with guidance Completed sale of insurance agency business $30 million after-tax gain on sale accounted for in discontinued operations Mortgage operations now focused solely on homebuilding customers Increased loan loss reserves by $16 million, net of sales

Key Messages Effectively navigating the cycle Making the right strategic choices Preparing to emerge with strength

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